UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 23, 2016

NexPoint Multifamily Capital Trust, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	333-200221	46-4106316
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Crescent Court

Suite 700

Dallas, Texas 75201

(Address of principal executive offices)

(972) 628-4100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Redemption of Preferred Equity Investment and Partial Paydown of Revolving Credit Facility

Effective as of December 23, 2016, the issuer of NexPoint Multifamily Capital Trust, Inc.’s (the “Company”) preferred equity investment in Bell Midtown, a multifamily property located in Nashville, Tennessee, exercised its right to redeem the preferred equity investment for $6,000,000, the full amount of the Company’s investment therein (the “Bell Proceeds”). The Company subsequently used the full amount of the Bell Proceeds to pay down a portion of the principal balance of the revolving credit agreement by and among NexPoint Multifamily Operating Partnership, L.P., the wholly-owned operating partnership of the Company, and Highland Capital Management, L.P., the Company’s sponsor, as borrowers, and KeyBank National Association as administrative agent and lender (the “Key Revolver”). As of December 30, 2016, the outstanding principal balance of the Key Revolver was $11,000,000.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NexPoint Multifamily Capital Trust, Inc.

Dated: January 11, 2017	By:	/s/ Brian Mitts
	Name:	Brian Mitts
	Title:	Chief Financial Officer, Executive Vice President-Finance, Treasurer and Director